Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
FEDERAL RESERVE BK NYC                      00-0000000    1,455,578,000
NOMURA SECURITIES INTERNATIONAL, INC.       00-0000000      586,090,631
DEUTSCHE BANK SECURITIES, INC.              13-2730328      447,785,529
BARCLAYS CAPITAL INC.                       05-0346412      240,377,376
MERRILL LYNCH PIERCE FENNER & SMITH         00-0000000      136,810,666
ICAP CORPORATES                             00-0000000      145,494,127
HSBC BANK                                   00-0000000      141,446,710
CITIGROUP, INC.                             52-1568099       94,099,931
CREDIT AGRICOLE                             00-0000000      102,931,720
BNP PARIBAS SECURITIES CORP.                13-3235334      101,128,103






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
FEDERAL RESERVE BK NYC                      00-0000000                0
NOMURA SECURITIES INTERNATIONAL, INC.       00-0000000        8,188,889
DEUTSCHE BANK SECURITIES, INC.              13-2730328        9,954,770
BARCLAYS CAPITAL INC.                       05-0346412      114,290,122
MERRILL LYNCH PIERCE FENNER & SMITH         00-0000000       13,960,214
ICAP CORPORATES                             00-0000000           15,262
HSBC BANK                                   00-0000000          655,652
CITIGROUP, INC.                             52-1568099       12,732,656
CREDIT AGRICOLE                             00-0000000           65,980
BNP PARIBAS SECURITIES CORP.                13-3235334        1,365,620




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    4,063,136,430 D. Total Sales: 178,021,539

                               SCREEN NUMBER : 12